Exhibit 99.1

FOR IMMEDIATE RELEASE

HARBIN ELECTRIC REMINDS SHAREHOLDERS OF SEPTEMBER 13, 2011 SPECIAL MEETING RECORD DATE TO APPROVE “GOING PRIVATE” TRANSACTION

$24.00 Per Share in Cash: Immediate Certain Value and a Significant Premium

HARBIN, China, September 6, 2011 – Harbin Electric, Inc. (“Harbin Electric” or the “Company”; NASDAQ: HRBN), a leading developer and manufacturer of a wide array of electric motors in the People’s Republic of China (“China”), today reminded all Harbin Electric shareholders that September 13, 2011 has been established as the Record Date for shareholders entitled to receive notice of and to vote at the Company’s upcoming Special Meeting of Shareholders to approve the merger agreement with Tech Full Electric Company.  If approved, the merger will result in all shareholders other than the buyer group receiving $24.00 per share in cash.

The Company currently expects to publicly announce the date of the Special Meeting later this month, and expects the transaction to close in the fourth quarter of 2011.

Harbin Electric strongly encourages shareholders who wish to exercise their right to vote all of their shares held as of the Record Date at the Company’s upcoming Special Meeting to immediately contact their brokerage firm, bank custodian or other nominee to ensure that their shares are not out on loan as of the Record Date.  Because of timing considerations, shareholders whose shares are on loan should instruct their brokers to take action several days in advance of the Tuesday, September 13, 2011 Record Date in order to have their shares returned to their accounts by the Record Date.

Harbin Electric reminds shareholders that the right to vote shares of Harbin Electric common stock at the Special Meeting belongs to whoever holds those shares as of the Record Date and that any shares held in a margin account are generally automatically eligible to be loaned out, typically without notice to the shareholder.  Shareholders who have questions or need assistance in voting are urged to contact MacKenzie Partners Inc., which is assisting the Company with this transaction, at +1-212-929-5500 or Toll-Free in North America at +1-800-322-2885, or email harbinproxy@mackenziepartners.com.

 $24.00 Per Share in Cash Represents Immediate Certain Value, and a Significant Premium to
Harbin’s Current and Historical Stock Prices

Harbin Electric reminds shareholders that:

•
Significant Premium:  The $24.00 per share in cash going private transaction represents a 186% premium to the closing stock price of Harbin Electric of $8.39 on June 17, 2011, the last trading day before the announcement of the signing of the merger agreement, and a 37.6% premium to the closing stock price of $17.44 on September 2, 2011.

•
Fully-Executed Financing In Place:  Tech Full Electric and its affiliates have delivered to Harbin Electric a fully-executed facility agreement between China Development Bank and Tech Full Electric providing for $400 million of debt financing and a fully-executed note purchase agreement between Abax Emerald Ltd. and Tianfu Investments providing for $25 million of mezzanine financing in support of the transaction.  Abax has also delivered to Tianfu Investments an executed $38.8 million equity commitment letter and Tech Full Electric has delivered a fully-executed contribution agreement to the Company whereby members of the purchasing group will contribute 12,695,384 shares of Company common stock to Tech Full Electric (the equivalent of an investment of approximately $304.7 million based on the per share merger consideration of $24.00 per share).

•
Independent Special Committee Unanimously Approved Going Private Transaction:  In connection with the proposed going private transaction, the Harbin Electric Board of Directors established a Special Committee of the Board of Directors (the “Special Committee”), comprised solely of independent and disinterested directors.  The Special Committee, together with its financial and legal advisors, ran an extensive process in which all strategic alternatives were explored, and, as previously disclosed in the Company’s press release on June 20, 2011, unanimously recommended to the Board that the Merger Agreement be adopted.  The Board, with interested directors abstaining, approved the transaction and unanimously recommends that the Company’s shareholders vote to approve the Merger Agreement.

Harbin Electric continues to urge shareholders not to be distracted by what the Company believes are illusory, spurious, and unfounded claims and scare tactics that the Company believes are intended solely to advance the interests of short sellers at the expense of the Company and its shareholders.  The Company remains committed to consummating the fully financed going private merger transaction with Tech Full Electric.

If completed, the merger will result in the Company becoming a privately-held company and its common stock will no longer be listed on the Nasdaq Global Market.  The merger agreement and financing documents contain customary closing conditions.

Morgan Stanley & Co. Incorporated and Lazard Frères & Co. LLC are serving as financial advisors to the Special Committee.  Goldman Sachs (Asia) LLC is serving as financial advisor to Mr. Tianfu Yang.  Gibson, Dunn & Crutcher LLP is serving as legal advisor to the Special Committee.  Loeb & Loeb LLP is serving as legal advisor to the Company.  Skadden, Arps, Slate, Meagher & Flom LLP is serving as legal advisor to Mr. Tianfu Yang.  Davis Polk & Wardwell is serving as legal advisor to Abax.  The Company has retained MacKenzie Partners as proxy solicitor to assist it in connection with its upcoming Special Meeting.

Additional Information
This press release may be deemed to be solicitation material in respect of the proposals described in Amendment No. 2 to the Company’s preliminary proxy statement on Schedule 14A, filed by the Company on August 29, 2011.  In connection with the proposed merger, the Company will file with, or furnish to the Securities and Exchange Commission (the “SEC”), all relevant materials, including a definitive proxy statement on Schedule 14A (when available), and will mail the definitive proxy statement on Schedule 14A (when available) to its shareholders.  In addition, on August 29, 2011, certain participants in the proposed transaction filed with the SEC Amendment No. 2 to a Schedule 13E-3 transaction statement and will file with or furnish to the SEC and mail to the Company’s shareholders a definitive Schedule 13E-3 transaction statement (when available).  INVESTORS AND SHAREHOLDERS ARE URGED TO READ CAREFULLY AND IN THEIR ENTIRETY THESE MATERIALS AND OTHER MATERIALS FILED WITH OR FURNISHED TO THE SEC WHEN THEY BECOME AVAILABLE, AS THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY, THE PROPOSED MERGER, THE PERSONS SOLICITING PROXIES IN CONNECTION WITH THE PROPOSED MERGER ON BEHALF OF THE COMPANY, AND THE INTERESTS OF THOSE PERSONS IN THE PROPOSED MERGER AND RELATED MATTERS.  This press release is not a substitute for any proxy statement or other filings that may be made with the SEC should the proposed merger go forward.  Shareholders are able to obtain copies of the Company’s preliminary proxy statement, the Company’s definitive proxy statement (when available), Amendment No.2 to the Schedule 13E-3 transaction statement and the definitive Schedule 13E-3 transaction statement (when available) by contacting MacKenzie Partners, Inc. by email at harbinproxy@mackenziepartners.com or by calling +1-212-929-5500 or Toll-Free at +1-800-322-2885.  In addition to receiving the Company’s preliminary proxy statement, the Company’s definitive proxy statement (when available), Amendment No.2 to the Schedule 13E-3 transaction statement and the definitive Schedule 13E-3 transaction statement (when available) by mail, shareholders also will be able to obtain these documents, as well as other filings containing information about the Company, the proposed merger, and related matters, without charge, from the SEC’s website (http://www.sec.gov) or at the SEC’s public reference room at 100 F Street, NE, Room 1580, Washington, D.C. 20549.  In addition, these documents can be obtained, without charge, by contacting the Company at the following address and/or phone number:

Harbin Electric, Inc.
No. 9 Ha Ping Xi Lu, Ha Ping Lu Ji Zhong Qu
Harbin Kai Fa Qu, Harbin, China 150060
Phone Number:  86-451-86116757

Certain of the Company’s officers and employees may be deemed participants in the solicitation of proxies in respect of the proposals.  Information about the Company’s executive officers and directors can be found in its Annual Report on Form 10-K for the year ended December 31, 2010, filed with the SEC on March 16, 2011.  Additional information regarding the interests of such potential participants is included in the preliminary proxy statement and will be included in the definitive proxy statement when it becomes available.

Safe Harbor Statement
The actual results of Harbin Electric, Inc. could differ materially from those described in this press release.  Detailed information regarding factors that may cause actual results to differ materially from the results expressed or implied by statements in this press release may be found in the Company’s periodic filings with the U.S. Securities and Exchange Commission, including the factors described in the section entitled “Risk Factors” in its annual report on Form 10-K for the year ended December 31, 2010.  The Company does not undertake any obligation to update forward-looking statements contained in this press release.  This press release contains forward-looking information about the Company that is intended to be covered by the safe harbor for forward-looking statements provided by the Private Securities Litigation Reform Act of 1995.  Forward-looking statements are statements that are not historical facts.  These statements can be identified by the use of forward-looking terminology such as “believe,” “expect,” “may,” “will,” “should,” “project,” “plan,” “seek,” “intend,” or “anticipate” or the negatives thereof, or comparable terminology, and include discussions of strategy, and statements about industry trends and the Company’s future performance, operations and products.

A number of the matters discussed herein that are not historical or current facts deal with potential future circumstances and developments, in particular, whether and when the transactions contemplated by the Merger Agreement will be consummated.  The discussion of such matters is qualified by the inherent risks and uncertainties surrounding future expectations generally and also may materially differ from actual future experience involving any one or more of such matters.  Such risks and uncertainties include: any conditions imposed on the parties in connection with consummation of the transactions described herein; adoption of the Merger Agreement by the Company’s shareholders; satisfaction of various other conditions to the closing of the transactions described herein; and the risks that are described from time to time in the Company’s reports filed with the SEC.

About Harbin Electric, Inc.
Harbin Electric, headquartered in Harbin, China, is a leading developer and manufacturer of a wide array of electric motors with a focus on innovative, customized, and value-added products. Its major product lines include industrial rotary motors, linear motors, and specialty micro-motors.  The Company’s products are purchased by a broad range of domestic and international customers, including those involved in the energy industry, factory automation, food processing, packaging, transportation, automobile, medical devices, machinery and tool manufacturing, chemical, petrochemical, as well as in the metallurgical and mining industries.  The Company operates four manufacturing facilities in China located in Xi’an, Weihai, Harbin, and Shanghai.

Harbin Electric has built a strong research and development capability by recruiting talent worldwide and through collaboration with top scientific institutions.  The Company owns numerous patents in China and has developed award-winning products for its customers.  Relying on its own proprietary technology, the Company developed an energy efficient linear motor driven oil pump, the first of its kind in the world, for the largest oil field in China.  Its self-developed linear motor propulsion system is powering China’s first domestically-made linear-motor-driven metro train.  As China continues to grow its industrial base, Harbin Electric aspires to be a leader in the industrialization and technology transformation of the Chinese manufacturing sector.  To learn more about Harbin Electric, visit www.harbinelectric.com.

For media inquiries, please contact:
Matt Sherman / Nicole Greenbaum
Joele Frank, Wilkinson Brimmer Katcher
Tel:  +1-212-355-4449

For investor inquiries, please contact:
Paul Schulman / Amy Bilbija
MacKenzie Partners, Inc.
Tel:  +1-212-929-5364 (Mr. Schulman)
Tel:  +1-650-798-5206 (Ms. Bilbija)

Christy Shue
Harbin Electric, Inc.
Executive VP, Finance & Investor Relations
Tel:  +1-631-312-8612
Email: IR@HarbinElectric.com

Linda Bergkamp
Christensen Investor Relations
Tel:  +1-480-614-3004
Email: LBergkamp@ChristensenIR.com